Press Release

Micromet Buys Out MedImmune’s Remaining Rights to Blinatumomab

BETHESDA, MD, November 5, 2009 -- Micromet, Inc. (Nasdaq: MITI), a biopharmaceutical company developing novel, proprietary antibodies for the treatment of cancer, inflammation and autoimmune diseases, today announced that it has signed an agreement with MedImmune, LLC to buy out MedImmune’s rights to blinatumomab in North America, and to terminate the collaboration agreement signed in 2003 under which MedImmune had been granted the right to develop and commericalize blinatumomab in North America.  As a result of this transaction, Micromet now controls global rights to develop and commercialize blinatumomab.

In March 2009, MedImmune returned the North American rights to develop and commercialize blinatumumab to Micromet, but retained an option to reacquire the right to commercialize blinatumomab in North America. Under the terms of the termination agreement, Micromet has now regained MedImmune’s remaining rights relating to blinatumomab as well as any other BiTE antibodies binding to antigens relevant for hematological cancers that had been reserved for MedImmune under the terminated agreement.  Micromet will make upfront, milestone, and royalty payments to MedImmune related to the development and North American net sales of blinatumomab.

“The advancement of blinatumomab in the clinic is the top priority for Micromet,” said Micromet CEO Christian Itin. “With complete control over global development and commercialization of blinatumomab, Micromet can develop an integrated clinical and regulatory strategy across multiple commercial territories, starting with the first pivotal study that we expect to initiate in 2010.”

Blinatumomab is a novel therapeutic antibody that activates a patient's T cells to seek out and destroy lymphoma and leukemia cells. At the recent meeting of the European Hematological Association (EHA), Micromet announced that blinatumomab had achieved its primary endpoint in an ongoing phase 2 clinical trial in ALL patients. Micromet intends to initiate a pivotal trial of blinatumomab in ALL patients next year.

About Micromet, Inc.

Micromet, Inc. is a biopharmaceutical company developing novel, proprietary antibodies for the treatment of cancer, inflammation and autoimmune diseases. Its product development pipeline includes novel antibodies generated with its proprietary BiTE® antibody platform, as well as conventional monoclonal antibodies. Two of Micromet’s BiTE antibodies and three of its conventional antibodies are currently in clinical trials.  Micromet's preclinical product pipeline includes several novel BiTE antibodies generated with its proprietary BiTE antibody platform technology.  Micromet’s collaboration partners include sanofi-aventis, Bayer Schering Pharma, Nycomed, Merck Serono, and MedImmune.

Forward-Looking Statements

This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. These forward-looking statements include statements regarding the development and commercialization of blinatumomab, including the conduct and timing of future clinical trials involving this product candidate. You are urged to consider statements that include the words "ongoing," "may," "will," "believes," "potential," "expects," "plans," "anticipates," "intends," or the negative of those words or other similar words to be uncertain and forward-looking. Factors that may cause actual results to differ materially from any future results expressed or implied by any forward-looking statements include the risk that blinatumomab does not demonstrate safety and/or efficacy in future clinical trials, the risk that we will not obtain approval to market blinatumomab and the risks associated with reliance on outside financing to meet capital requirements. These factors and others are more fully discussed in Micromet's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009, filed with the SEC on August 6, 2009, as well as other filings by the company with the SEC.

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Contact Information

US Media: Andrea tenBroek/Chris Stamm (781)-684-0770 micromet@schwartz-pr.com US Investors: Susan Noonan (212) 966-3650 susan@sanoonan.com	European Media: Ludger Wess +49 (40) 8816 5964 ludger@akampion.com European Investors: Ines-Regina Buth +49 (30) 2363 2768 ines@akampion.com